EXHIBIT 10.45
CONFIDENTIAL TREATMENT REQUESTED under 17 C.F.R. § 200.80(b)(4) and 240.24b-2

SECOND AMENDMENT TO
PROJECT AGREEMENT
(Detailing and Sales Operations Services)

This Second Amendment (the “Second Amendment”) dated August 19, 2014 (the “Effective Date”) is made by and between Ventiv Commercial Services, LLC, with an office at 500 Atrium Drive, Somerset, N.J. 08873 (“inVentiv”) and Omeros Corporation, with an office at 201 Elliott Avenue West, Seattle, WA 98119 (referred to herein as the “Client”). inVentiv and Client may each be referred to herein as a “Party” and, collectively, as the “Parties.”

W I T N E S S E T H:

WHEREAS, inVentiv and Client are parties to a Project Agreement (Detailing and Sales Operation Services) made as of May 12, 2014 and amended by the First Amendment to Project Agreement (Detailing and Sales Operation Services) dated June 13, 2014 (collectively, the “Agreement”).

WHEREAS, inVentiv and Client desire to amend the Agreement to expand the size of the Project Team as set forth herein.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, it is agreed as follows:

1.    Except as provided in this Second Amendment, the terms and conditions set forth in the Agreement shall remain unaffected by execution of this Second Amendment. To the extent any provisions or terms set forth in this Second Amendment conflict with the terms set forth in the Agreement, the terms set forth in this Second Amendment shall govern and control. Terms not otherwise defined herein, shall have the meanings set forth in the Agreement.

2.    The Parties acknowledge and agree that inVenitv will perform sourcing, screening and recruiting activities for an additional twenty (20) inVentiv Sales Representatives who will perform Services for Client in accordance with the terms and conditions of the Agreement (the “Expansion Representatives”). The anticipated hire date of the Expansion Representatives is on or about December 1, 2014; provided, however, that inVentiv acknowledges that this date is an estimate only and inVentiv shall not commence providing services under this Second Amendment, including in connection with the recruiting or hiring of the Expansion Representatives, until Client provides written notice instructing inVentiv to proceed (“Notice to Proceed”), with the actual target hire date to follow on or about eighty (80) days after receipt of the Notice to Proceed (“Actual Target Hire Date”). All references to “inVentiv Sales Representatives” and “Project Team” in the Agreement shall include the Expansion Representatives. The Deployment Date of the Expansion Representatives is anticipated to be on or about one (1) month after the Actual Target Hire Date. All references to Deployment Date in the Agreement as it relates to the Expansion Representatives shall be one (1) month after the Actual Target Hire Date.

3.    Client shall pay to inVentiv an Implementation Fee for the Expansion Representatives in the amount of [†] which shall be due and payable only upon Client providing inVentiv the Notice to Proceed and shall be paid in full within thirty (30) days of delivery of the Notice to Proceed.

† DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

4.    Commencing on the hire date of the first Expansion Representative, the table of Fixed Monthly Fees for the Project Team set forth in Exhibit C, Section I(b) section shall be deleted in its entirety and replaced with the following table;

PERIOD	FIXED MONTHLY FEE
December 1, 2014 – July 30, 2015	[†]
August 1, 2015 – November 30, 2015	[†]
December 1, 2015 – July 31, 2016)	[†]

5.    Notwithstanding Section 4(b) of the Agreement, Client may terminate all of its financial obligations under this Second Amendment, other than reimbursement for non-cancelable costs incurred and that portion of the Implementation Fee referred to in Section 3 above attributable to recruiting, by providing inVentiv notice of termination of this Second Amendment not later than forty five (45) days following the Notice to Proceed.

6.    inVentiv agrees that all of the inVentiv Sales Representatives, including the original inVentiv Sales Representatives and the Expansion Representatives, shall be subject to and shall comply with Client’s insider trading policy as currently in force and as may be amended from time to time by Client. Client shall be responsible for training the inVentiv Sales Representatives on Client’s insider trading policy.

7.    This Second Amendment may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Second Amendment by exchange of facsimile copies or via pdf file bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Second Amendment by such party. Such facsimile copies and/or pdf versions shall constitute enforceable original documents.

8.    The terms of this Second Amendment are intended by the Parties to be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. The Parties further intend that this Second Amendment constitute the complete and exclusive statement of its terms and shall supersede any prior agreement with respect to the subject matter hereof.

WHEREFORE, the parties hereto have caused this Second Amendment to be executed by their duly authorized representatives.

OMEROS CORPORATION        VENTIV COMMMERCIAL SERVICES, LLC

OMEROS CORPORATION	VENTIV COMMERCIAL SERVICES, LLC
By: /s/ Gregory A. Demopulos	By: /s/ Theodore Wong
Name: Gregory A. Demopulos, M.D.	Name: Theodore Wong
Title: Chairman & CEO	Title: VP & CFO
Date: 10/10/14	Date: 10/17/14

† DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION
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